Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Demonstrates Strength and Stability; Reports First Quarter
Net Income of $17.7 Million and 7.0% Average Loan Growth – Both Up Year Over Year

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for first quarter 2023:
◾	Net income of $17.7 million in the first quarter 2023 up 3.8% compared to $17.1 million in the first quarter 2022
◾	Net interest income of $47.0 up 17.1% compared to $40.1 million in the first quarter of 2022
◾	Return on average assets (ROAA) of 1.20% compared to 1.12% in the first quarter of 2022
◾	Return on average equity (ROAE) of 11.84% compared to 11.60% in the first quarter of 2022
◾	Book value at period end was $32.31, up from $30.85 compared to March 31, 2022

•	Superior asset quality:
o	Nonperforming loan (NPLs) fell by $256 thousand compared to March 31, 2022
o	NPLs to total loans improved to 0.40% compared to 0.43% at March 31, 2022
o	Quarterly net recoveries were $53 thousand in the first quarter 2023

•	Loan portfolio reaches all-time high:
o	Average loans were up $312.0 million for the first quarter 2023 compared to first quarter of 2022
o	At $4.8 billion as of March 31, 2023, loans continue to set new all-time highs

•	Quarter over quarter deposit growth:
o	Total deposits as of March 31, 2023 increased $19.6 million to $5.2 billion from December 31, 2022
o	Time deposits increased $251.5 million or 24.5% up from December 31, 2022

•	Capital remains strong
o	Consolidated equity to assets increased to 10.17% at March 31, 2023 from 9.44% at March 31, 2022

Page	1

Glenville, New York –April 24, 2023

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced first quarter 2023 net income of $17.7 million or $0.93 diluted earnings per share, compared to net income of $17.1 million or $0.89 diluted earnings per share for the first quarter 2022. Average loan growth increased 7.0% or $312.0 million for the first quarter 2023 over the same period in 2022.

Overview

Chairman, President, and CEO, Robert J. McCormick said “Our first quarter results, which build upon the Company’s record year in 2022, demonstrate that TrustCo is a pillar of strength and a model of stability.  The biggest challenge presented by great performance is maintaining momentum.  This quarter, TrustCo did not just equal last year’s results, but improved upon them in the key areas of average loan growth, diluted earnings per share, and net income, among others.  That we have been able to improve upon our performance in the present challenging environment is a testament to the skill of our bankers and the soundness of our strategy.  Careful expansions of our areas of operation and mortgage product offerings, resting upon a solid foundation devoid of risky gimmicks and dangerous concentrations, position us well for sustained success.”

TrustCo saw deposit balances rebound from the end of the year with net deposit inflows during the first quarter of 2023.  Loan growth continued in the first quarter 2023 compared to the prior year first quarter, led by an increase in residential mortgages. Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by cash flow from investments and the existing loan portfolio.  The Federal Reserve decision to raise the target Federal Funds rate multiple times since March 2022 has contributed to our results in the first quarter 2023, as our cash position and other variable rate products continue to reprice upward, and are likely to continue to do so to the extent there are additional rate increases.  We also note that current mortgage rates significantly exceed the yield on our existing portfolio of mortgages, which, if sustained, should be positive to net interest margin going forward.  TrustCo’s strong liquidity position continues to allow us to take advantage of opportunities as they arise.

Details

As discussed, average loans were up $312.0 million or 7.0% in the first quarter 2023 over the same period in 2022.  Average residential loans, our primary lending focus, were up $205.0 million or 5.1%, in the first quarter 2023 over the same period in 2022.  Average commercial loans and home equity lines of credit also increased $43.9 million or 22.5% and $58.8 million or 25.3%, respectively, over the same period in 2022.

We are now actively retaining deposits which is evident in the quarter over quarter results.  Total deposits as of March 31, 2023 increased $19.6 million to $5.2 billion from December 31, 2022.  As we move forward, our objective is to continue to encourage customers to retain these funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.  We understood the big inflows of deposits during the pandemic were temporary and that is why we did not invest that liquidity into securities or loans, but retained that liquidity on the balance sheet for when the depositors would start to absorb the funds.  This gave us flexibility to strategically price deposits while retaining core customers.

Page	2

Net interest income was $47.0 million for the first quarter 2023, an increase of $6.9 million or 17.1% compared to the same period in 2022, driven by solid liquidity, loan growth, and the recent increases in the Federal Funds target rate.  The net interest margin for the first quarter 2023 was 3.21%, up 55 basis points from 2.66% in the first quarter of 2022.   The yield on interest earnings assets increased to 3.69%, up 95 basis points from 2.74% in the first quarter of 2022.  At the same time the cost of interest bearing liabilities only increased to 0.63% in the first quarter 2023 from 0.10% in the first quarter 2022.  The increase in net interest income of $6.9 million is primarily a result of our ability to maintain a $576.9 million average cash balance at the Federal Reserve Bank during the first quarter of 2023 and being able to retain low cost deposit balances at competitive market rates.

Asset quality remains strong and loan loss reserve measures are consistent over the past twelve months.  The Company recorded a provision for credit losses of $300 thousand in the first quarter of 2023, which includes a provision for credit losses on loans of $600 thousand and a benefit for credit losses on unfunded commitments of $300 thousand as a result of a corresponding decrease in unfunded loan commitments.  The ratio of allowance for credit losses on loans to total loans was 0.97% and 1.03% as of March 31, 2023 and 2022, respectively.  The allowance for credit losses on loans was $46.7 million at March 31, 2023, compared to $46.2 million at March 31, 2022.  Nonperforming loans (NPLs) were $19.2 million at March 31, 2023, compared to $19.4 million at March 31, 2022.  NPLs were 0.40% and 0.43% of total loans at March 31, 2023 and 2022, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 243.6% at March 31, 2023, compared to 237.8% at March 31, 2022.  Nonperforming assets (NPAs) were $21.0 million at March 31, 2023, compared to $19.7 million at March 31, 2022.

At March 31, 2023 our equity to asset ratio was 10.17%, compared to 9.44% at March 31, 2022.  Book value per share at March 31, 2023 was $32.31, up 4.7% compared to $30.85 a year earlier.

A conference call to discuss first quarter 2023 results will be held at 9:00 a.m. Eastern Time on April 25, 2023.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 576267.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, for Canada at 1-226-828-7578, and all other locations at +44-204-525-0658, Access code 635945.  The call will also be audio webcast at https://events.q4inc.com/attendee/162588284, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.0 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 143 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2023.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Page	3

Forward-Looking Statements
All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2023, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, the increase in residential mortgage rates, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic and macroeconomic or geopolitical concerns related to inflation, rising interest rates and the war in Ukraine. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  changes in interest rates, including recent and possible future increases fueled by inflation; inflationary pressures and rising prices; exposure to credit risk in our lending activities; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the COVID-19 pandemic; the soundness of other financial institutions; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the risk of data breaches and cyber-attacks; the risk of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of any expansion by us into new lines of business or new products and services; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

Page	4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2023		12/31/2022		3/31/2022
Summary of operations
Net interest income	$46,965		$49,186		$40,096
Provision (Credit) for credit losses	300		50		(200)
Noninterest income	4,669		4,775		5,183
Noninterest expense	27,679		26,405		22,765
Net income	17,746		20,910		17,089

Per share
Net income per share:
- Basic	$0.93		$1.10		$0.89
- Diluted	0.93		1.10		0.89
Cash dividends	0.360		0.360		0.350
Book value at period end	32.31		31.54		30.85
Market price at period end	31.94		37.59		31.93

At period end
Full time equivalent employees	776		750		769
Full service banking offices	143		143		144

Performance ratios
Return on average assets	1.20%		1.38%		1.12%
Return on average equity	11.84		13.91		11.60
Efficiency ratio (1)	53.17		48.75		50.55
Net interest spread	3.06		3.28		2.63
Net interest margin	3.21		3.34		2.66
Dividend payout ratio	38.59		32.81		39.36

Capital ratios at period end
Consolidated equity to assets	10.17%		10.00%		9.44%
Consolidated tangible equity to tangible assets (2)	10.16%		9.99%		9.43%

Asset quality analysis at period end
Nonperforming loans to total loans	0.40%		0.37%		0.43%
Nonperforming assets to total assets	0.35		0.33		0.31
Allowance for credit losses on loans to total loans	0.97		0.97		1.03
Coverage ratio (3)	2.4	x	2.6	x	2.4	x

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income. See Non-GAAP Financial Measures Reconciliation.

(2)	Non-GAAP measure; calculated as total shareholders' equity less $553 of intangible assets divided by total assets less $553 of intangible assets. See Non-GAAP Financial Measures Reconciliation.
(3)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page	5

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest and dividend income:
Interest and fees on loans	$44,272	$42,711	$40,896	$39,604	$39,003
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	692	693	479	147	86
State and political subdivisions	-	-	1	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,585	1,606	1,617	1,367	1,087
Corporate bonds	521	523	526	522	233
Small Business Administration - guaranteed participation securities	117	124	133	140	154
Other securities	2	2	3	2	2
Total interest and dividends on securities available for sale	2,917	2,948	2,759	2,178	1,563

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	78	81	85	87	90
Total interest on held to maturity securities	78	81	85	87	90

Federal Home Loan Bank stock	110	98	80	65	62

Interest on federal funds sold and other short-term investments	6,555	6,246	5,221	2,253	572
Total interest income	53,932	52,084	49,041	44,187	41,290

Interest expense:
Interest on deposits:
Interest-bearing checking	66	61	43	42	44
Savings	530	401	200	163	156
Money market deposit accounts	814	389	237	210	214
Time deposits	5,272	1,839	646	536	546
Interest on short-term borrowings	285	208	122	176	234
Total interest expense	6,967	2,898	1,248	1,127	1,194

Net interest income	46,965	49,186	47,793	43,060	40,096

Less: Provision (Credit) for credit losses	300	50	300	(491)	(200)
Net interest income after provision for loan losses	46,665	49,136	47,493	43,551	40,296

Noninterest income:
Trustco Financial Services income	1,774	1,773	1,435	1,996	1,833
Fees for services to customers	2,648	2,783	2,705	2,658	2,801
Other	247	219	246	262	549
Total noninterest income	4,669	4,775	4,386	4,916	5,183

Noninterest expenses:
Salaries and employee benefits	13,283	13,067	12,134	11,464	9,239
Net occupancy expense	4,598	4,261	4,483	4,254	4,529
Equipment expense	1,962	1,700	1,532	1,667	1,588
Professional services	1,607	1,251	1,375	1,484	1,467
Outsourced services	2,296	2,102	2,328	2,500	2,280
Advertising expense	390	532	508	389	617
FDIC and other insurance	1,052	770	773	804	812
Other real estate expense, net	225	101	124	74	11
Other	2,266	2,621	2,887	2,369	2,222
Total noninterest expenses	27,679	26,405	26,144	25,005	22,765

Income before taxes	23,655	27,506	25,735	23,462	22,714
Income taxes	5,909	6,596	6,371	5,591	5,625

Net income	$17,746	$20,910	$19,364	$17,871	$17,089

Net income per common share:
- Basic	$0.93	$1.10	$1.01	$0.93	$0.89

- Diluted	0.93	1.10	1.01	0.93	0.89

Average basic shares (in thousands)	19,024	19,045	19,111	19,153	19,209
Average diluted shares (in thousands)	19,028	19,050	19,112	19,153	19,210

Page	6

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
ASSETS:

Cash and due from banks	$47,595	$43,429	$46,236	$46,611	$47,526
Federal funds sold and other short term investments	589,389	607,170	795,028	999,573	1,225,022
Total cash and cash equivalents	636,984	650,599	841,264	1,046,184	1,272,548

Securities available for sale:
U. S. government sponsored enterprises	119,132	118,187	102,779	101,100	62,059
States and political subdivisions	34	34	41	41	41
Mortgage-backed securities and collateralized mortgage obligations - residential	255,556	260,316	261,242	287,450	244,045
Small Business Administration - guaranteed participation securities	19,821	20,977	22,498	25,428	28,086
Corporate bonds	81,464	81,346	81,002	87,740	74,089
Other securities	652	653	657	656	671
Total securities available for sale	476,659	481,513	468,219	502,415	408,991

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	7,382	7,707	8,091	8,544	9,183
Total held to maturity securities	7,382	7,707	8,091	8,544	9,183

Federal Reserve Bank and Federal Home Loan Bank stock	5,797	5,797	5,797	5,797	5,604

Loans:
Commercial	246,307	231,011	217,120	199,886	192,408
Residential mortgage loans	4,241,459	4,203,451	4,132,365	4,076,657	4,026,434
Home equity line of credit	296,490	286,432	269,341	253,758	236,117
Installment loans	15,326	12,307	10,665	10,258	9,395
Loans, net of deferred net costs	4,799,582	4,733,201	4,629,491	4,540,559	4,464,354

Less: Allowance for credit losses on loans	46,685	46,032	45,517	45,285	46,178
Net loans	4,752,897	4,687,169	4,583,974	4,495,274	4,418,176

Bank premises and equipment, net	32,305	32,556	31,931	32,381	32,644
Operating lease right-of-use assets	43,478	44,727	45,733	47,343	48,569
Other assets	90,306	89,984	94,485	88,853	86,158

Total assets	$6,045,808	$6,000,052	$6,079,494	$6,226,791	$6,281,873

LIABILITIES:
Deposits:
Demand	$806,075	$838,147	$859,829	$851,573	$835,281
Interest-bearing checking	1,124,785	1,183,321	1,188,790	1,208,159	1,225,093
Savings accounts	1,400,887	1,521,473	1,562,564	1,577,034	1,553,152
Money market deposit accounts	600,410	621,106	716,319	760,338	796,275
Time deposits	1,280,301	1,028,763	954,352	999,737	940,215
Total deposits	5,212,458	5,192,810	5,281,854	5,396,841	5,350,016

Short-term borrowings	134,293	122,700	124,932	147,282	248,371
Operating lease liabilities	47,643	48,980	50,077	51,777	53,094
Accrued expenses and other liabilities	36,711	35,575	33,625	36,259	37,497

Total liabilities	5,431,105	5,400,065	5,490,488	5,632,159	5,688,978

SHAREHOLDERS' EQUITY:
Capital stock	20,058	20,058	20,046	20,046	20,046
Surplus	257,078	257,078	256,661	256,661	256,661
Undivided profits	404,728	393,831	379,769	367,100	355,948
Accumulated other comprehensive loss, net of tax	(23,375)	(27,194)	(25,209)	(9,422)	(2,369)
Treasury stock at cost	(43,786)	(43,786)	(42,261)	(39,753)	(37,391)

Total shareholders' equity	614,703	599,987	589,006	594,632	592,895

Total liabilities and shareholders' equity	$6,045,808	$6,000,052	$6,079,494	$6,226,791	$6,281,873

Outstanding shares (in thousands)	19,024	19,024	19,052	19,127	19,202

Page	7

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$560	$219	$179	$203	$187
Real estate mortgage - 1 to 4 family	15,722	14,949	16,295	16,259	17,065
Installment	59	23	29	40	33
Total non-accrual loans	16,341	15,191	16,503	16,502	17,285
Other nonperforming real estate mortgages - 1 to 4 family	8	10	12	14	16
Total nonperforming loans	16,349	15,201	16,515	16,516	17,301
Other real estate owned	1,869	2,061	682	644	269
Total nonperforming assets	$18,218	$17,262	$17,197	$17,160	$17,570

Florida
Loans in nonaccrual status:
Commercial	$314	$314	$-	$-	$-
Real estate mortgage - 1 to 4 family	2,437	1,895	2,104	2,192	2,109
Installment	62	83	65	5	8
Total non-accrual loans	2,813	2,292	2,169	2,197	2,117
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,813	2,292	2,169	2,197	2,117
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,813	$2,292	$2,169	$2,197	$2,117

Total
Loans in nonaccrual status:
Commercial	$874	$533	$179	$203	$187
Real estate mortgage - 1 to 4 family	18,159	16,844	18,399	18,451	19,174
Installment	121	106	94	45	41
Total non-accrual loans	19,154	17,483	18,672	18,699	19,402
Other nonperforming real estate mortgages - 1 to 4 family	8	10	12	14	16
Total nonperforming loans	19,162	17,493	18,684	18,713	19,418
Other real estate owned	1,869	2,061	682	644	269
Total nonperforming assets	$21,031	$19,554	$19,366	$19,357	$19,687

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-	$-	$-	$36
Real estate mortgage - 1 to 4 family	(53)	(46)	(164)	(119)	(97)
Installment	(6)	31	34	12	3
Total net (recoveries) chargeoffs	$(59)	$(15)	$(130)	$(107)	$(58)

Florida
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	(25)	-	-	-	-
Installment	31	-	(2)	-	-
Total net (recoveries) chargeoffs	$6	$-	$(2)	$-	$-

Total
Commercial	$-	$-	$-	$-	$36
Real estate mortgage - 1 to 4 family	(78)	(46)	(164)	(119)	(97)
Installment	25	31	32	12	3
Total net (recoveries) chargeoffs	$(53)	$(15)	$(132)	$(107)	$(58)

Asset Quality Ratios

Total nonperforming loans (1)	$19,162	$17,493	$18,684	$18,713	$19,418
Total nonperforming assets (1)	21,031	19,554	19,366	19,357	19,687
Total net (recoveries) chargeoffs (2)	(53)	(15)	(132)	(107)	(58)

Allowance for credit losses on loans (1)	46,685	46,032	45,517	45,285	46,178

Nonperforming loans to total loans	0.40%	0.37%	0.40%	0.41%	0.43%
Nonperforming assets to total assets	0.35%	0.33%	0.32%	0.31%	0.31%
Allowance for credit losses on loans to total loans	0.97%	0.97%	0.98%	1.00%	1.03%
Coverage ratio (1)	243.6%	263.1%	243.6%	242.0%	237.8%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	0.00%	-0.01%	-0.01%	-0.01%
Allowance for credit losses on loans to annualized net (recoveries) chargeoffs (2)	N/A	N/A	N/A	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

Page	8

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	March 31, 2023			March 31, 2022
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$120,692	$692	2.29%	$61,755	$86	0.55%
Mortgage backed securities and collateralized mortgage obligations - residential	287,046	1,585	2.20	261,124	1,087	1.67
State and political subdivisions	34	-	6.74	41	1	6.73
Corporate bonds	85,578	521	2.43	52,977	233	1.76
Small Business Administration - guaranteed participation securities	22,129	117	2.12	29,871	154	2.06
Other	686	2	1.17	686	2	1.17

Total securities available for sale	516,165	2,917	2.26	406,454	1,563	1.54

Federal funds sold and other short-term Investments	576,931	6,555	4.61	1,187,201	572	0.20

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	7,542	78	4.14	9,541	90	3.79

Total held to maturity securities	7,542	78	4.14	9,541	90	3.79

Federal Home Loan Bank stock	5,797	110	7.59	5,604	62	4.43

Commercial loans	238,870	3,024	5.06	194,989	2,525	5.18
Residential mortgage loans	4,212,878	36,913	3.50	4,007,886	34,197	3.42
Home equity lines of credit	291,326	4,119	5.73	232,535	2,125	3.71
Installment loans	13,323	216	6.56	8,974	156	7.03

Loans, net of unearned income	4,756,397	44,272	3.73	4,444,384	39,003	3.52

Total interest earning assets	5,862,832	$53,932	3.69	6,053,184	$41,290	2.74

Allowance for credit losses on loans	(46,290)			(46,759)
Cash & non-interest earning assets	175,097			207,308

Total assets	$5,991,639			$6,213,733

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,133,383	$66	0.02%	$1,191,496	$44	0.01%
Money market accounts	600,855	814	0.55	791,689	214	0.11
Savings	1,456,242	530	0.15	1,527,975	156	0.04
Time deposits	1,160,969	5,272	1.84	964,158	546	0.23

Total interest bearing deposits	4,351,449	6,682	0.62	4,475,318	960	0.09
Short-term borrowings	131,867	285	0.88	248,535	234	0.38

Total interest bearing liabilities	4,483,316	$6,967	0.63	4,723,853	$1,194	0.10

Demand deposits	816,565			808,695
Other liabilities	84,092			83,633
Shareholders' equity	607,666			597,552

Total liabilities and shareholders' equity	$5,991,639			$6,213,733

Net interest income, GAAP and tax equivalent		$46,965			$40,096

Net interest spread, GAAP and tax equivalent			3.06%			2.63%

Net interest margin (net interest income to
total interest earning assets) GAAP and tax equivalent			3.21%			2.66%

Tax equivalent adjustment		-			-

Net interest income		$46,965			$40,096

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	3/31/2023	12/31/2022	3/31/2022
Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,045,808	$6,000,052	$6,281,873
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,045,255	$5,999,499	$6,281,320

Equity (GAAP)	$614,703	$599,987	$592,895
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$614,150	$599,434	$592,342
Tangible Equity to Tangible Assets (Non-GAAP)	10.16%	9.99%	9.43%
Equity to Assets (GAAP)	10.17%	10.00%	9.44%

	Three months ended
Efficiency Ratio	3/31/2023	12/31/2022	3/31/2022

Net interest income (fully taxable equivalent) (Non-GAAP)	$46,965	$49,187	$40,096
Non-interest income (GAAP)	4,669	4,775	5,183
Less: Net gain on sale of building	-	-	268
Revenue used for efficiency ratio (Non-GAAP)	$51,634	$53,962	$45,011

Total noninterest expense (GAAP)	$27,679	$26,405	$22,765
Less: Other real estate (income) expense, net	225	101	11
Expense used for efficiency ratio (Non-GAAP)	$27,454	$26,304	$22,754

Efficiency Ratio	53.17%	48.75%	50.55%

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